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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Action of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 25, 2002


                           MERA PHARMACEUTICALS, INC.
                          (FORMERLY AQUASEARCH, INC. )

             (Exact name of Registrant as specified in its charter)


           DELAWARE                 33-23460-LA           04-368-3628
(State or other jurisdiction of   (Commission File  (IRS Employer Identification
incorporation or organization         Number)                Number)

                   73-4460 QUEEN KA'AHUMANU HIGHWAY, SUITE 110
                            KAILUA-KONA, HAWAII 96740
                    (Address of principal executive offices)

                                 (808) 326-9301
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On July 25, 2002, Aquasearch, Inc., a Colorado corporation, merged with Mera Pharmaceuticals, Inc., a Delaware corporation, for the purpose of changing Aquasearch's name to "Mera Pharmaceuticals, Inc." and reincorporating in Delaware. Mera Pharmaceuticals, Inc. is the surviving corporation and is considered the successor issuer to Aquasearch, Inc. under federal securities law. All of the officers and directors of Aquasearch, Inc. in place at the time of the merger will continue in those roles with Mera Pharmaceuticals, Inc.

         Pursuant to the merger, each share of Aquasearch, Inc. common stock, issued and outstanding immediately prior to July 25, 2002, will be changed and converted into one share of Mera Pharmaceuticals, Inc. common stock. Aquasearch, Inc. shareholders may elect to, but need not, exchange their Aquasearch, Inc. certificates for Mera Pharmaceuticals, Inc. certificates.

         Mera Pharmaceuticals, Inc. stock trades on the over-the-counter bulletin board and effective July 26, 2002, the ticker symbol for Aquasearch, Inc. will change from "AQSEQ" to "MRPI" to reflect the company's name change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                               MERA PHARMACEUTICALS, INC.

Dated:     July 25, 2002                       By:  /s/ Harry Dougherty
                                               ---------------------------------
                                               Harry Dougherty
                                               President




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